As filed with the Securities and Exchange Commission on May 7, 2007.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WISCONSIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)
WISCONSIN
(State or other jurisdiction of incorporation or organization)
39-1391525
(I.R.S. Employer
Identification Number)
231 West Michigan Street
P.O. Box 1331
Milwaukee, Wisconsin 53201
(414) 221-2345
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey West
Vice President and Treasurer
231 West Michigan Street
P.O. Box 1331
Milwaukee, Wisconsin 53201
(414) 221-2345
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. W. Mercer Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308-2216 (404) 885-3000	E.N. Ellis, IV Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019-6092 (212) 259-6150

Approximate date of commencement of proposed sale to the public:  From time to time, after this Registration Statement becomes effective as the registrant shall determine, in light of market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate Offering	Amount of
Title of Each Class of Securities to be Registered	Registered(1)	per Unit(1)	Price(1)	Registration Fee(2)
Debt Securities

(1)	There is being registered hereunder an indeterminate number or amount of Debt Securities of Wisconsin Energy Corporation as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

WISCONSIN ENERGY CORPORATION

Debt Securities

Wisconsin Energy Corporation may issue and sell debt securities to the public. We urge you to read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a prospectus supplement that will describe the interest rates, payment dates, ranking, maturity and other terms of any debt securities that we issue or sell.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the New York Stock Exchange under the symbol “WEC.”

See “Risk Factors” on page 1 for information on certain risks related to the purchase of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2007.

ABOUT THIS PROSPECTUS

In this prospectus, “we”, “us,” “our” and “Wisconsin Energy” refer to Wisconsin Energy Corporation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf process, Wisconsin Energy may issue and sell to the public the securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the securities we may issue and sell. Each time we issue and sell securities, we will provide a prospectus supplement that will contain specific information about the particular securities and terms of that offering. In the prospectus supplement, we will describe the interest rate, payment dates, ranking, maturity and other terms of any debt securities that we issue and sell.

The prospectus supplement will also describe the proceeds and uses of proceeds from the securities, together with the names and compensation of the underwriters, if any, through whom the securities are being issued and sold, and other important considerations for investors. The prospectus supplement may also add to, update or change information contained in this prospectus.

Unless we say otherwise in the prospectus supplement, we may redeem our debt securities for cash.

RISK FACTORS

Investing in the securities of Wisconsin Energy involves risk. Please see the “Risk Factors” described in Item 1A. of our Annual Reports on Form 10-K, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus or in any prospectus supplement (including documents incorporated by reference) that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements include factors we have described under the caption “Cautionary Statement Regarding Forward-Looking Information” in our Annual Reports on Form 10-K, and under the caption “Factors Affecting Results, Liquidity and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Reports on Form 10-K or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

WISCONSIN ENERGY

Wisconsin Energy Corporation was incorporated in the State of Wisconsin in 1981 and became a diversified holding company in 1986. We conduct our operations primarily in two operating segments: a utility energy segment and a non-utility energy segment. Our primary subsidiaries are Wisconsin Electric Power Company (“Wisconsin Electric”), Wisconsin Gas LLC (“Wisconsin Gas”) and W.E. Power, LLC (“We Power”).

Utility Energy Segment:  Our utility energy segment consists of Wisconsin Electric, Wisconsin Gas and Edison Sault Electric Company. We serve approximately 1,125,200 electric customers in Wisconsin and the Upper Peninsula of Michigan, approximately 1,041,400 gas customers in Wisconsin, 470 steam customers in metro Milwaukee, Wisconsin and 3,000 water customers in suburban Milwaukee, Wisconsin. Wisconsin Electric and Wisconsin Gas operate under the trade name of “We Energies.”

Non-Utility Energy Segment:  Our non-utility energy segment consists primarily of We Power. We Power was formed in 2001 to design, construct, own and lease to Wisconsin Electric the new generating capacity included in our Power the Future strategy.

Power the Future Strategy:  In September 2000, we announced our Power the Future strategy to improve the supply and reliability of electricity in Wisconsin. As part of our Power the Future strategy, we are (1) investing in new natural gas-fired and coal-fired electric generating facilities, (2) upgrading Wisconsin Electric’s existing electric generating facilities and (3) investing in upgrades of our existing energy distribution system. Also, as part of this strategy, we announced and began implementing plans to divest non-core assets and operations in our non-utility energy segment and to reduce our real estate operations.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our debt securities to repay borrowings, for investments (including equity contributions and loans to affiliates) and/or for other general corporate purposes. Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, please refer to our current filings with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION.”

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges are described below for the periods indicated.

	Three Months	Twelve Months
	Ended	Ended
	March 31,	March 31,	Year Ended December 31,
	2007	2007	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges	2.9x	2.4x	2.5x	2.6x	2.2x	2.2x	1.9x

These computations include us and our subsidiaries. For these ratios, “earnings” is determined by adding (a) pre-tax income from continuing operations (less undistributed equity in earnings of unconsolidated affiliates), (b) nonutility amortization of capitalized interest and (c) fixed charges, and subtracting from the total, capitalized interest. “Fixed charges” consists of interest charges on our long-term and short-term debt (including a representative portion of lease expense), capitalized interest, amortization of debt expenses, an amount equal to the earnings before income taxes required to pay preferred dividends of a wholly owned subsidiary and distributions on preferred securities of a subsidiary trust prior to their redemption in March 2004.

Results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the entire fiscal year 2007 because of seasonal and other factors.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will consist of one or more senior debt securities, subordinated debt securities and junior subordinated debt securities. The debt securities will be issued in one or more series under the indenture described below between us and The Bank of New York Trust Company, N.A. (successor to The First National Bank of Chicago), as trustee, dated as of March 15, 1999, and under a securities resolution (which may be in the form of a resolution or a supplemental indenture) authorizing the particular series.

We have summarized selected provisions of the indenture below. The summary is not complete. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The securities resolution for each series also has been or will be filed or incorporated by reference as an exhibit to the registration statement. You should read the indenture and the applicable securities resolution for provisions that may be important to you. In the summary below, where applicable, we have included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not significantly limit our operations. In particular, it does not:

•	limit the amount of debt securities that we can issue under the indenture;

•	limit the number of series of debt securities that we can issue from time to time;

•	restrict the total amount of debt that we or our subsidiaries may incur; or

•	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Terms

A prospectus supplement and a securities resolution relating to the offering of any series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

•	the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;

•	the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

•	the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

•	the interest rate or rates, if any, or method of calculating the interest rate or rates which the debt securities will bear;

•	the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;

•	the manner of paying principal and interest on the debt securities;

•	the place or places where principal and interest will be payable;

•	the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;

•	the terms of any conversion or exchange right;

•	the terms of any redemption of debt securities at the option of holders;

•	any tax indemnity provisions;

•	if payments of principal or interest may be made in a currency other than U.S. Dollars, the manner for determining such payments;

•	the portion of principal payable upon acceleration of any discounted debt security (as described below);

•	whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

•	whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•	the ranking of the debt securities, including the relative degree, if any, to which the debt securities of such series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;

•	any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

•	any provisions relating to the deferral of payment of any interest; and

•	any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities. (Section 2.01)

We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities and in such denominations as we specify in the securities resolution and prospectus supplement for the series. (Section 2.01)

In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States. We may deliver a bearer debt security in definitive form in connection with its original issuance only if a certificate in a form we specify to comply with United States laws and regulations is presented to us. (Section 2.04)

A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to the series. The terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder or at our option. (Section 9.01)

Certain Covenants

Any restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

Because we are a holding company and conduct all of our operations through subsidiaries, holders of debt securities will generally have a position that is effectively junior to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Various financing arrangements and regulatory requirements impose restrictions on the ability of our utility subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Under Wisconsin law, our utility subsidiaries are prohibited from loaning funds, either directly or indirectly, to us. The indenture does not limit us or our subsidiaries if we decide to issue additional debt. Some of our operating subsidiaries, including Wisconsin Electric and Wisconsin Gas, have ongoing corporate debt programs used to finance their business activities.

As of March 31, 2007, our direct obligations included approximately $720 million of outstanding short-term debt supported by multi-year bank back-up credit facilities, $960 million of intermediate and long-term senior notes and $12 million of intercompany debt. In addition, as of March 31, 2007, our utility subsidiaries had approximately $185 million of outstanding short-term debt supported by multi-year bank back-up credit facilities, $2,468 million of outstanding long-term debt (including $558 million of capitalized leases) and $22 million of intercompany debt. As of March 31, 2007, our non-utility subsidiaries had approximately $277 million of outstanding long-term debt and $435 million of intercompany debt. Outstanding preferred stock of Wisconsin Electric as of March 31, 2007 had an aggregate liquidation preference value of $30.4 million and was entitled to annual dividends of approximately $1.2 million.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, another company, unless:

•	that company is organized under the laws of the United States or a state or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state;

•	that company assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons;

•	all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

•	immediately after the transaction no default exists under the indenture.

The successor will be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Thereafter, the successor may exercise our rights and powers under the indenture, the debt securities and any coupons, and all of our obligations under those documents will terminate. (Section 5.01)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in the denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07)

Defaults and Remedies

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe any differences, an event of default with respect to a series of debt securities will occur if:

•	we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;

•	we default in the payment of the principal and premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

•	we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series as required by the securities resolution establishing that series and the default continues for a period of 60 days;

•	we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

•	pursuant to or within the meaning of any Bankruptcy Law we:

 — commence a voluntary case,

 — consent to the entry of an order for relief against us in an involuntary case,

 — consent to the appointment of a custodian for us or for all or substantially all of our property, or

 — make a general assignment for the benefit of our creditors;

•	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

 — is for relief against us in an involuntary case,

 — appoints a custodian for us or for all or substantially all of our property, or

 — orders us to liquidate; or

•	there occurs any other event of default provided for in that series. (Section 6.01)

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. A default under the fourth bullet point above is not an event of default until the Trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02)

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series or otherwise to protect the rights of the trustee and holders of the series. (Section 6.03)

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision. In that case, the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

The indenture and the debt securities or any coupons of a series may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the debt securities, the indenture and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 10.02)

Without the consent of each debt security holder affected, no amendment or waiver may:

•	reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the interest on or change the time for payment of interest on any debt security (subject to any right to defer one or more payments of interest we may have retained in the securities resolution and described in the prospectus supplement);

•	change the fixed maturity of any debt security (subject to any right we may have retained in the securities resolution and described in the prospectus supplement);

•	reduce the principal of any non-discounted debt security or reduce the amount of the principal of any discounted debt security that would be due on acceleration thereof;

•	change the currency in which the principal or interest on a debt security is payable;

•	make any change that materially adversely affects the right to convert or exchange any debt security; or

•	waive any default in payment of interest on or principal of a debt security. (Section 10.02)

Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•	to cure any ambiguity, omission, defect, or inconsistency;

•	to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger or consolidation requiring such assumption;

•	to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued;

•	to create a series of debt securities and establish its terms;

•	to provide for a separate trustee for one or more series of debt securities; or

•	to make any change that does not materially adversely affect the rights of any debt security holder. (Section 10.01)

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 8.01)

To exercise either defeasance option as to a series of debt securities, we must:

•	irrevocably deposit in trust (the “defeasance trust”) with the trustee or another trustee money or U.S. government obligations;

•	deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

•	comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. It also includes certificates representing an ownership interest in such obligations. (Section 8.02)

Regarding the Trustee

The Bank of New York Trust Company, N.A. (as successor to JPMorgan Trust Company, National Association) (successor to Bank One Trust Company, N.A.) (successor to The First National Bank of Chicago) will act as trustee and registrar for debt securities issued under the indenture, and unless otherwise indicated in a prospectus supplement, the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee three months in advance and if no default occurs during the three-month period. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee. In addition, the trustee also serves as trustee for tax-exempt bonds for which Wisconsin Electric is the ultimate obligor and as the collateral agent for notes issued by a non-utility subsidiary.

The Bank of New York, an affiliate of the trustee, is a participating lender with respect to the existing credit agreements that provide liquidity support for the commercial paper programs for us, Wisconsin Electric, Wisconsin Gas and Wisconsin Electric Fuel Trust. In addition, The Bank of New York also serves as our transfer agent and as the administrator of our stock purchase and dividend reinvestment plan.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent that the Trust Indenture Act of 1939 is applicable.

BOOK-ENTRY ISSUANCE

The Depository Trust Company (“DTC”) will act as the securities depository for the debt securities. The debt securities will be issued in fully registered form and will be evidenced by one or more global securities registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The global securities will be deposited with the trustee as custodian for DTC.

DTC is a New York limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participants (“Direct Participants”) and also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules that apply to DTC and those using its system are on file with the SEC.

Purchases of the debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which they purchased debt securities. Transfers of ownership interests on the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC. If fewer than all debt securities of a series are redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such series to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those Direct Participants to whose accounts the debt securities are credited on the record date. We believe that these arrangements will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the debt securities.

Payments of principal, interest and premium on the debt securities will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of the purchase price, principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

A Beneficial Owner will not be entitled to receive physical delivery of the debt securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the debt securities.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. In the event no successor securities depository is obtained, certificates for the debt securities will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; (c) through agents; (d) through competitive bidding; or (e) any combination of the above. The prospectus supplement will set forth with respect to the securities being offered thereby the terms of the offering of those securities, including the name or names of any underwriters, the purchase price of those securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which those securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be underwriters in connection with the securities offered thereby.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of the series offered by us and described in the applicable prospectus supplement if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby.

Securities may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities providing for payment and delivery on a future date specified in the prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (a) the purchase by an institution of the particular securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the particular securities are being sold to underwriters, we shall have sold to such underwriters all of those securities other than the securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance by us or such institutional investors thereunder.

If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain, or otherwise affect the price of those securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the debt securities will be passed upon (a) for us by Troutman Sanders LLP, Atlanta, Georgia and (b) for any underwriters by Dewey Ballantine LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, Sally R. Bentley, Assistant Vice President — Legal Services of Wisconsin Electric, or Joshua M. Erickson, Counsel of Wisconsin Electric, will pass upon the validity of the debt securities, as well as certain other legal matters, on our behalf.

As of March 31, 2007, Ms. Bentley and Mr. Erickson owned beneficially approximately 4,287 shares and 633 shares of our common stock, respectively, and held options to acquire 76,369 shares (44,972 of which were exercisable) and 11,888 shares (3,635 of which were exercisable) of our common stock, respectively.

EXPERTS

The consolidated financial statements, the related financial statement schedules and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Wisconsin Energy’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC (File No. 001-09057) will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2006.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

•	Current Report on Form 8-K filed March 8, 2007.

No information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. You may request a copy of these documents at no cost by calling or writing to us at the following address:

     Wisconsin Energy Corporation
     231 West Michigan Street
     P. O. Box 1331
     Milwaukee, Wisconsin 53201
     Attn: Anne K. Klisurich, Corporate Secretary
     Telephone: (414) 221-2345

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee (actual)	$	*
Trustee’s fees and expenses		5,000**
Printing fees and expenses		125,000**
Legal fees and expenses		425,000**
Accountants’ fees and expenses		80,000**
Rating agencies’ fees and expenses		536,000**
Miscellaneous expenses		6,000**

Total	$	***

*	Under Rules 456(b) and 457(r) under the Securities Act, the Commission registration fee will be paid at the time of any particular offering of securities under this Registration Statement and is therefore not currently determinable.

**	Because an indeterminate amount of securities is covered by this Registration Statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The amounts shown are estimates of expenses for the amount of securities which the registrant is currently authorized to issue, but do not limit the amount of securities that may be offered.

***	Each prospectus supplement will reflect estimated expenses based upon the amount of the related offering.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Wisconsin Energy Corporation (“Wisconsin Energy”) is incorporated under the Wisconsin Business Corporation Law (WBCL).

Under Section 180.0851(1) of the WBCL, Wisconsin Energy is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Wisconsin Energy. In all other cases, Wisconsin Energy is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Wisconsin Energy, unless it is determined that he or she breached or failed to perform a duty owed to Wisconsin Energy and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Wisconsin Energy or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Wisconsin Energy’s Restated Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under

Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of Wisconsin Energy against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Articles V and VI of Wisconsin Energy’s Bylaws provides that Wisconsin Energy will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of Wisconsin Energy, or is or was serving at the request of Wisconsin Energy as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. Wisconsin Energy’s Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

Underwriting or purchase agreements entered into by Wisconsin Energy in connection with the securities being registered may provide for indemnification of directors, officers and controlling persons of Wisconsin Energy against certain liabilities, including liabilities under the Securities Act of 1933.

Officers and directors of Wisconsin Energy are covered by insurance policies purchased by Wisconsin Energy under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 16.	EXHIBITS

See Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

C. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, Wisconsin, on this 7th day of May, 2007.

Wisconsin Energy Corporation

By:	*
Gale E. Klappa
Chairman of the Board, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement, as amended, has been signed by the following persons in the capacities indicated below on this 7th day of May, 2007.

Signature	Title

* Gale E. Klappa	Chairman of the Board, President and Chief Executive Officer and Director — Principal Executive Officer

* Allen L. Leverett	Executive Vice President and Chief Financial Officer — Principal Financial Officer

* Stephen P. Dickson	Vice President and Controller — Principal Accounting Officer

* John F. Ahearne	Director

* John F. Bergstrom	Director

* Barbara L. Bowles	Director

* Patricia W. Chadwick	Director

* Robert A. Cornog	Director

* Curt S. Culver	Director

* Thomas J. Fischer	Director

Signature	Title

* Ulice Payne, Jr.	Director

* Frederick P. Stratton, Jr.	Director

*By:	/s/ Jeffrey West
Jeffrey West
As Power of Attorney

WISCONSIN ENERGY CORPORATION
(the “Company”)
(Commission File No. 001-09057)

EXHIBIT INDEX
TO
FORM S-3 REGISTRATION STATEMENT

The following exhibits are filed with or incorporated by reference in this Registration Statement:

Exhibit	Description	Incorporated by Reference To	Filed Herewith

1.1	Form of Underwriting Agreement for Debt Securities.	—	(1)
4.1	Indenture for Debt Securities dated as of March 15, 1999, including, as exhibits, forms of Registered Security and Bearer Security thereunder (the “Indenture”).	Exhibit 4.46 to the Company’s Current Report on Form 8-K dated March 25, 1999.
4.2	Securities Resolution No. 1 of the Company under the Indenture, dated as of March 16, 1999.	Exhibit 4.47 to the Company’s Current Report on Form 8-K dated March 25, 1999.
4.3	Securities Resolution No. 2 of the Company under the Indenture, dated as of March 23, 2001.	Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.
4.4	Securities Resolution No. 3 of the Company under the Indenture, dated as of November 13, 2001.	Exhibit 4.52 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.
4.5	Securities Resolution No. 4 of the Company under the Indenture, dated as of March 17, 2003.	Exhibit 4.12 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-69592), filed March 20, 2003.
4.6	Form of Securities Resolution for Debt Securities.	—	(1)
5.1	Opinion of Sally R. Bentley.	—	X
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.	Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.
23.1	Consent of Deloitte & Touche LLP.	—	X
23.2	Consent of Sally R. Bentley.	—	Contained in Exhibit 5.1
23.3	Consent of Joshua M. Erickson.	—	X
24.1	Power of Attorney.	—	X
25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee under the Indenture.	—	X

(1)	To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended.